                                                                 EXHIBIT 10.1.12




                         EXECUTIVE EMPLOYMENT AGREEMENT

      EXECUTIVE EMPLOYMENT AGREEMENT effective October 2, 1997 (the "Agreement") by and between WHEELS SPORTS GROUP, INC. (the "Company") with principal offices located at 1368 Salisbury Road, Mocksville, North Carolina 27028 and VICTOR H. SHAFFER (the "Executive").

      NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the parties hereto agree as follows:

      1. Employment. The Company hereby employs the Executive in the position described on Schedule 1 hereto as an executive officer of the Company. The Executive accepts such employment and agrees to perform the duties and responsibilities assigned to him pursuant to this Agreement. The Company will also appoint the Executive to serve on the Company's Board of Directors effective as of the date of this Agreement, and during the term of this Agreement the Board of Directors will use its best efforts (consistent with their fiduciary duties) to cause Executive to be retained on the Board. The Company will pay to the Executive, for so long as he serves on the Board of Directors, all compensation and benefits which the Company pays to its other inside directors.

      2. Position and Responsibilities. The Executive shall hold the position with the Company which is specified on Schedule 1, which is attached hereto and incorporated herein by reference. The Executive shall exert his best efforts and devote full time and attention to the affairs of the Company. The Executive shall perform the duties set forth on Schedule 1 while employed as an executive officer, and such further duties (consistent with the Executive's position as an officer of the Company and his other duties and responsibilities) as may be determined and assigned to him from time-to-time by the Chief Executive Officer or the Board of Directors of the Company, and shall have full authority and responsibility with respect thereto, subject to the general direction, approval and control of the Board of Directors and to the restrictions, limitations and guidelines set forth by the Board of Directors in resolutions adopted in the minutes of the Board of Directors meetings, copies of which will be provided to the Executive from time to time and will be incorporated herein by reference.

      3. Board of Directors. The Executive shall at all times discharge his duties in consultation with and under the supervision of the Board of Directors of the Corporation. The Executive shall make his principal office at the corporate headquarters of the Company in Mocksville, North Carolina, or at such other place or places as the Executive may designate with the Company's approval, which shall not be unreasonably withheld.

      4. Term of Employment. The term of the Executive's employment under this Agreement shall be deemed to have commenced on _____________, 1997 and shall continue for a three-year period until _______________, 2000, subject to extension as hereinafter provided or termination pursuant to the provisions set forth hereafter. Provided that Executive is in compliance with all of his obligations hereunder, the term of Executive's employment shall be automatically extended for an additional one-year term upon expiration of the initial three-year term or any renewal term, as the case may be, unless either party hereto receives 90 days' prior written notice from the other electing not to extend the Executive's employment.

      5. Compensation. Commencing on the effective date of this Agreement, the Company shall pay to the Executive as compensation for his services a base salary of not less than the amount specified on Schedule 1, payable semi-monthly, or such higher salary as may be from time to time approved by the Board of Directors. Upon the parties' execution of this Agreement, the Executive shall be entitled to receive options granted under the Company's 1996 Omnibus Stock Option Plan in accordance with the terms of Schedule 1 hereto. The Executive shall receive such additional compensation and/or bonuses or stock options as may be voted to him at the sole discretion of the Compensation Committee of the Board of Directors.

      6. Expense Reimbursement. The Company will reimburse the Executive, at least monthly, for all reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement. The Executive shall present to the Treasurer each month an account of such expenses in such form as is reasonably required by the Board of Directors. Such expenses shall include attorneys' fees and disbursements of Executive in connection with any legal proceedings (including, but not limited to, arbitration), whether or not instituted by the Company or Executive, relating to the interpretation or enforcement of any provision of this Agreement; provided, however, that in the case of any such proceeding to which the Company and the Executive are adverse parties, the losing party shall reimburse the prevailing party for all costs and expenses, including attorneys' fees and disbursements, incurred by the prevailing party in defense or prosecution of any such proceeding. Prior to advancing costs and expenses to Executive, the Board of Directors shall have the right to obtain an agreement, and to require acceptable security therefor, from Executive requiring him to repay Company for the same should it be determined that Executive is not entitled to payment of such costs and expenses.

      In addition, the Company shall reimburse the Executive for all reasonable relocation expenses incurred in relocating the Executive and his family from Texas to North Carolina upon the presentation of an itemized account of such expenses. A list of expenses eligible for reimbursement is set forth on Schedule 1.

      7. Medical and Dental Coverage. The Executive, his wife, and those children who qualify will be entitled to participate in the Company's employee group medical and other group insurance programs on the same basis as other executives of the Company.

      8. Medical Examination. The Executive agrees to submit himself for physical examination on one occasion per year as requested by the Company for the purpose of the Company's obtaining life insurance on the life of the Executive for the benefit of the Company; provided, however, that the Company shall bear the entire cost of such examinations and shall pay all premiums on any key man life insurance obtained for the benefit of the Company as beneficiary or with respect to any other designated beneficiary.

      9. Automobile or Automobile Allowance. The Company will provide the Executive with an automobile or with a monthly automobile allowance in the amount of $700 for the duration of his employment with the Company under this Agreement.

      10. Vacation Time. The Executive shall be entitled to take three (3) weeks paid vacation per calendar year. Such vacation may not be taken in any greater than consecutive two (2) week increments. Vacation not used by the Executive during the calendar year will be carried forward up to a maximum of eight (8) weeks accrual going forward.

      11. Benefits Payable on Disability. If the Executive becomes disabled from properly performing services hereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay the Executive his then current salary hereunder for the first twelve (12) months of such continuous disability commencing with the first date of such disability.

      In the event the Company purchases Disability Insurance covering any of its executive officers, and if the Executive qualifies for such coverage, then during the term of this Agreement the Company shall purchase and maintain a policy of Disability Insurance which, after twelve (12) continuous months of disability, will pay up to $10,000 per month of the Executive's salary until Executive reaches the age of 65. The Company has no obligation to supplement or augment disability payments made under any such disability policy or plan or make any other payment in connection with such disability.

      If the Company is unable to obtain a policy of Disability Insurance, the Company shall pay up to $8,000 per month to the Executive for a twelve (12) month period from the twelfth to the twenty-fourth month from the first date of such disability.

      12.    Obligations of Executive During and After Employment.

             (a) The Executive agrees that during the term of his employment under this Agreement, he will engage in no other business activities directly or indirectly, which are competitive with or which might place him in a competing position to that of the Company, or any affiliated company.

             (b) The Executive realizes that during the course of his employment, Executive will have produced and/or have access to confidential business plans, information, business opportunity records, notebooks, data, formula, specifications, trade secrets, customer lists, account lists and secret inventions and processes of the Company and its affiliated companies. Therefore, during or subsequent to his employment by the Company, or by an affiliated company, the Executive agrees to hold in confidence and not to directly or indirectly disclose or use or copy or make lists of any such information, except to the extent authorized by the Company in writing. All records, files, business plans, documents, equipment and the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which Executive shall prepare, or use, or come into contact with, shall remain the sole property of the Company, or of an affiliated company, and shall not be removed from the Company's or the affiliated company's premises without its written consent, and shall be promptly returned to the Company upon termination of employment with the Company and its affiliated companies. The restrictions and obligations of Executive set forth in this Section 12(b) shall not apply to (i) information that is or becomes generally available and known to the sports trading card industry or the fantasy game industry (other than as a result of a disclosure directly or indirectly by Executive in violation of this Agreement); (ii) information that was known to Executive prior to Executive's employment by the Company or its predecessor; or (iii) information that is obtained by the Executive from a third party who was not bound by a contractual, legal or fiduciary duty of confidentiality to the Company or to any other party with respect to such information.

             (c) Because of his employment by the Company, Executive will have access to trade secrets and confidential information about the Company, its business plans, its business accounts, its business opportunities, its expansion plans into other geographical areas and its methods of doing business. Executive agrees that for a period of one (1) year after termination or expiration of his employment (except if termination is as a result of termination by Executive with cause under

      Section 16), he will not, directly or indirectly, compete with the Company in the business of designing, marketing and/or distributing NASCAR merchandise, collectible NASCAR-related sports trading cards and related products within the United States.

             (d) In the event a court of competent jurisdiction finds any provision of this Section 12 to be so overbroad as to be unenforceable, then such provision shall be reduced in scope by the court, but only to the extent deemed necessary by the court to render the provision reasonable and enforceable, it being the Executive's intention to provide the Company with the broadest protection possible against harmful competition.

      13. Termination for Cause by the Company. During the term of this Agreement there can be no termination of the Executive by the Company except for "Termination for Cause" as outlined below:

             (a) Notwithstanding anything herein to the contrary the Company may, without liability, terminate the Executive's employment hereunder for cause at any time upon written notice from the Board of Directors specifying such cause, and thereafter the Company's obligations hereunder shall cease and terminate; provided, however, that the Company shall pay the Executive two (2) weeks pay and that such written notice shall not be delivered until after the Board of Directors shall have given the Executive written notice specifying the conduct alleged to have constituted such cause and the Executive has failed to cure such conduct, if curable, within fifteen (15) days following receipt of such notice.

             (b) "Termination for Cause" consists of one or more of the following:

                   i) A willful breach of duty by the Executive during the course of his employment; and

                   ii) Disloyal, dishonest or illegal conduct of the Executive in the performance of his duties under this Agreement.

      14. Termination by the Executive without Cause. The Executive, without cause, may terminate this Agreement upon 90 days' prior written notice to the Company. In such event, the Executive shall be required to render the services required under this Agreement during such 90-day period unless otherwise directed by the Board of Directors. Compensation for vacation time not taken by Executive shall be paid to the Executive at the date of termination.

      15. Termination by the Executive with Cause. The Executive may terminate his employment with the Company at any time, upon 30-days' prior written notice and opportunity for the Company to remedy any non-compliance, by reason of (i) the Company's material failure to perform its duties pursuant to this Agreement, (ii) any material diminishment in the duties and responsibilities, working facilities, or compensation provided for under this Agreement, or (iii) Executive's location of employment is moved more than 50 miles from where it is on the date of this Agreement; provided that such termination takes place within 90 days after receipt by Executive of written notice of such relocation. Executive shall be entitled to all base salary and benefits specified herein for the remaining term of this Agreement.

      16. Termination upon Death of Executive. In addition to any other provision relating to termination, this Agreement shall terminate upon the Executive's death. In such event, the Company shall reimburse all outstanding expenses and pay a severance allowance equal to six months' salary to the Executive's estate.

      17. Lump Sum Compensation. In the event of the occurrence of a "Triggering Event" which shall be defined to include a non-negotiated (i) change in ownership of 50% or more of the outstanding shares of the Company subsequent to the Company's initial public offering, or (ii) merger, consolidation, reorganization or liquidation of the Company, the Executive shall receive lump sum compensation equal to 2.9 times his annual salary and incentive or bonus payments, if any, as shall have been paid to the Executive during the Company's most recent 12-month period within 30 days of the Triggering Event. If the total amount of the change of control compensation were to exceed three (3) times the Executive's base amount (the average annual taxable compensation of the Executive for the five (5) years preceding the year in which the change of control occurs), the Company and the Executive may agree to reduce the lump sum compensation to be received by Executive in order to avoid the imposition of the golden parachute tax as provided in the Tax Reform Act of 1984, as amended by the Tax Reform Act of 1986.

      In the event the Executive is required to hire counsel to negotiate on his behalf in connection with his termination or resignation from the Company upon the occurrence of a Triggering Event, or in order to enforce the obligations of the Company as provided in this Paragraph, the Company shall reimburse to the Executive all reasonable attorneys' fees and disbursements which may be expended by the Executive in seeking to enforce the terms hereof. Such reimbursement shall be paid every 30 days after the Executive provides copies of invoices from the Executive's counsel to the Company. However, such invoices may be redacted to preserve the attorney-client privilege, client confidentiality or work product.

      18. Arbitration. Any controversy, dispute or claim arising out of, or relating to, this Agreement and/or its interpretation shall, unless resolved by agreement of the parties, be settled by binding arbitration in Charlotte, North Carolina in accordance with the Rules of the American Arbitration Association then existing. This Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law of the State of North Carolina. The award rendered by the arbitrators shall be final and judgment may be entered upon the award in any court of the State of North Carolina having jurisdiction of the matter.

      19.    General Provisions.

             (a) The Executive's rights and obligations under this Agreement shall not be transferrable by assignment or otherwise, nor shall Executive's rights be subject to encumbrance or to the claims of the Company's creditors. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its property or assets.

             (b) This Agreement constitutes the entire Agreement between the parties hereto in respect of the employment of the Executive by the Company and supersedes any and all other agreements either oral or in writing between the parties hereto with respect to the employment of the Executive.

             (c) Executive shall have no duty to mitigate the payment due him from Company pursuant to this Agreement and any money earned by Executive from other sources after his employment with the Company terminates shall not reduce the amount owed him by the Company pursuant to this Agreement.

             (d) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction or in an arbitration proceeding, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

             (e) This Agreement may not be amended or modified except by a written instrument executed by Company and Executive.

             (f) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina.

             (g) Any notice required or permitted by this Agreement shall be in writing and shall be sufficient if sent by registered mail, return receipt requested, to the last known address of the party to whom such
      notice is to be given.   Any notice may be waived in writing by the party
      entitled to receive it.

             (h) This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, representatives, successors and permitted assigns.

      20. Construction. Throughout this Agreement the singular shall include the plural, and the plural shall include the singular, and the masculine and neuter shall include the feminine, wherever the context so requires.

      21. Text to Control. The headings of paragraphs and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

      22. Authority. The officer executing this agreement on behalf of the Company has been empowered and directed to do so by the Board of Directors of the Company.

      23. Effective Date. This Agreement may be executed on the dates noted below but shall only be effective on October 2, 1997.

FOR THE COMPANY:                            WHEELS SPORTS GROUP, INC.

DATED:  October 3, 1997                     By:  /s/ Howard L. Correll, Jr.
                                               ---------------------------------
                                            Title:   Chief Executive Officer
                                                  ------------------------------

FOR THE EXECUTIVE:

DATED:  October 3, 1997                     By:  /s/  Victor H. Shaffer
                                               ---------------------------------
                                                    Victor H. Shaffer

                           WHEELS SPORTS GROUP, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT

                                   SCHEDULE 1

                            DUTIES AND COMPENSATION


Executive:            Victor H. Shaffer

Position:             Executive Vice President Wheels Sports Group; President
Collectibles

Base Salary:          $190,000 per year, payable bi-weekly

Bonus: As determined by the Board of Directors and in accordance with Company-wide bonus plan.

Term: ________________, 2000, subject to automatic one (1) year extensions.

Options: Upon execution of this Agreement, the Executive shall be entitled to receive options granted under the Company's 1996 Omnibus Stock Option Plan to purchase 15,000 shares of Common Stock at an exercise price of fair market value on October 2, 1997.

Duties and
 Responsibilities:    Management of all of the Company's trading card and
                      collectibles operations.

Eligible
Reimbursement
Expenses:             Such after-tax relocation expenses shall include, without
                      limitation, all moving, shipping, storage, handling and transportation costs and expenses incurred by Executive in moving the personal possessions of Executive and his family from Texas to North Carolina, and all costs and expenses (calculated on an after-tax basis), including real estate agent or broker fees and commissions and other closing costs and expenses incurred or associated with the sale of Executive's personal residence in Texas and the purchase of Executive's personal residence in North Carolina. Executive and his spouse shall be entitled to make two trips from Texas to North Carolina for the purpose of obtaining housing. The Company shall pay all costs and expenses incurred by the Executive and his spouse in making such trips, including air fare, ground transportation, lodging and food. In the event the Executive and his spouse are unable to purchase a personal residence in North Carolina, the Company shall pay all rental charges, including all utility expenses, incurred by Executive and his family for the lease of a personal residence in North Carolina for a period of up to two months. In the event the Executive is unable to sell his personal residence in Texas, beginning on a date mutually agreed upon by Executive and the Company for Executive to relocate to North Carolina and until such personal residence is sold, the Company shall, at its option, (i) make all payments of principal and interest on all notes or other evidences of indebtedness relating thereto and shall pay all property and other taxes and assessments relating thereto or (ii) purchase the Executive's personal residence for a sale price which is equal to the sum of the price Executive paid therefor and the cost of any documented improvements thereto (collectively, the "Purchase Price"). In the event Executive's personal residence in Texas is sold by Executive for a sale price
                      (the "Sale Price") which is less than the Purchase Price, Company shall pay to the Executive an amount in cash equal to the difference between the Purchase Price and the Sale Price.

APPROVED:

THE COMPANY:                                      EXECUTIVE:



By:  /s/ Howard L. Correll, Jr.                    /s/ Victor H. Shaffer
   -----------------------------------------      ------------------------------
     Howard L. Correll, Jr., Chief Executive      Victor H. Shaffer
     Officer


Date:  October 3, 1997                            Date:  October 3, 1997